Exhibit 99.2



THURSDAY, FEBRUARY 14, 2002

FOR IMMEDIATE RELEASE

--(BUSINESS WIRE) - February 14, 2002

dick clark productions TO BE ACQUIRED IN $140 MILLION TRANSACTION

BURBANK, California (February 14, 2002) - dick clark productions, inc. (NASDAQ:
DCPI - news) today announced that it has entered into a definitive merger agreement, pursuant to which a group of investors led by Mosaic Media Group, Inc., Capital Communications CDPQ Inc. (which does business as CDP Capital Communications), and Jules Haimovitz, a senior television executive, will acquire all of the outstanding shares of dick clark productions. The agreement provides that stockholders other than Dick Clark will receive $14.50 per share in cash. Mr. Clark will receive $12.50 per share in cash for a portion of his shares. Henry Winterstern, co-founder and managing partner of CDP Capital Entertainment, will also invest in the acquiring entity.

In addition, Mr. Clark will invest the remaining portion of his shares in the acquiring entity, along with Francis La Maina, President and Chief Operating Officer of dick clark productions. The transaction will have a total equity value of approximately $140 million. dick clark productions will continue to operate as an independent television production company with Dick Clark serving as the Chairman and Chief Executive Officer and Mr. La Maina as President and Chief Operating Officer. Jules Haimovitz will become Vice Chairman and will participate in developing the strategic direction of the company.

The transaction is subject to the approval of dick clark productions' stockholders and to the satisfaction of customary closing conditions. Dick Clark has agreed to vote his shares, representing approximately 70% of dick clark production's outstanding shares, in favor of the transaction.

"I look forward to working with Mosaic Media Group, Capital Communications, Henry Winterstern and Jules Haimovitz," said Mr. Clark. "Our participation in this new Group should provide dick clark productions with exciting and innovative new partnering resources."

"Our new partners bring industry experience and the financial resources that are necessary to compete in today's complex production environment," said Mr. La Maina. "This new relationship will allow dick clark productions to continue to produce quality and timely programming for our customers and their audiences."

Mosaic's  President,   Allen  Shapiro  said,  "The  acquisition  of  dick  clark
productions represents a continuation of Mosaic's expansion plan with its partner CDP Capital Communications. The



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alliance of Mosaic's talent relations with dick clark's television production capacity will create opportunities for both parties. The event programming dick clark productions is associated with is becoming an increasingly valuable part of the television business and the company's library has tremendous value. We are delighted to be in business with Jules Haimovitz, with whom the principals of Mosaic have had a long relationship."

Jules Haimovitz said, "I am very excited about the prospect of working with Dick Clark and Mosaic to build upon the strong base of programming and production that currently exists in the company towards the goal of broadening dick clark productions into a diversified entertainment and media company."

Helene Belanger, Vice President of CDP Capital Communications and Managing Partner of CDP Capital Entertainment, an investment management and advisory services company for the entertainment industry, said, "dick clark productions occupies a unique and attractive niche in television production which represents a solid base for expansion. The skills of the company's expanded management team, Mosaic's entertainment industry expertise, and CDP Capital Communications' financial resources, worldwide network of media and entertainment partners and sector-specific investment professionals will all be brought to bear to ensure continued outstanding success for the company."

Henry Winterstern said, "We believe that this investment will serve as the cornerstone of television production within our managed portfolio and create extensive synergies among our managed investments. Further, we believe that the combination of Dick Clark's dedication, vision and experience in the entertainment industry with the value-added services and financial expertise of CDP Capital Entertainment make dick clark productions well-positioned to capitalize on growth opportunities in the industry. I am personally gratified to be a shareholder in this new company and look forward to working with Dick Clark, Fran La Maina and Jules Haimovitz."

Allen & Company Incorporated and Ladenburg, Thalmann & Co., Inc. served as financial advisers to dick clark productions, and BNY Capital Markets, Inc. acted as financial adviser to the investor group. Jenkens & Gilchrist Parker Chapin LLP served as legal adviser to dick clark productions, and Skadden, Arps, Slate, Meagher & Flom LLP and Stikeman Elliott served as legal advisers to the investor group. Moses & Singer LLP served as legal advisers to the Special Committee of the Board of Directors of dick clark productions.

Founded in 1957, dick clark productions has grown to become a leading independent producer of a wide range of television programming for broadcast networks, cable networks, distributors and advertisers. The Company has produced thousands of shows and specials in all genres and for all day parts, including such perennial hits as "Dick Clark's New Year's Rockin Eve(R)," the "American Music Awards(R)," the "Golden Globe Awards," the "Bloopers" specials and series, the "Daytime Emmy Awards," the "Academy of Country Music Awards," and the recent "Disney's American Teacher Awards," among others. The Company also is a leading creator of award-winning communications experiences from live events and meetings to integrated marketing



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programs for major  corporations.  A subsidiary,  dick clark restaurants,  inc.,
licenses  and  operates  "Dick  Clark's   American   Bandstand"   casual  dining
restaurants.

Mosaic Media Group, launched in July 1999, merged two well-established entertainment forces to create a hybrid with unrivalled synergies in artist management, motion picture, television and music publishing. Mosaic unites film and music company Atlas Entertainment, and its affiliated division Atlas/Third Rail Management, with the talent management group The Gold/Miller Company. Atlas Entertainment has produced film successes including "Cool Runnings," "12 Monkeys," "City of Angels," and "Three Kings," and is in post-production on the live-action version of "Scooby-Doo," and in pre-production on "Bullet Proof Monk," starring Chow Yun Fat, Seann William Scott and Jaime King. The music management client roster includes Alanis Morissette, The Goo Goo Dolls, Outkast, Green Day and Jagged Edge. Gold/Miller guides the careers of talent including Jim Carrey, Ellen Degeneres, Garry Shandling, Will Ferrell, Kevin Sorbo, Vince Vaughn, the Wayans family, director Jay Roach, writer/producer Judd Apatow, and numerous members of the "Saturday Night Live" cast.

CDP Capital Communications, a division of CDP Capital, invests globally in telecommunications, media and entertainment companies through offices in the United States, Canada, Europe and Asia. Its growing portfolio of 113 investments is valued at over $2.2 billion and in the U.S. includes entertainment companies such as, Mosaic Media Group, Mosaic Music Publishing, Cutwater Media and Signpost Films.

CDP Capital Entertainment is an investment management and advisory services company for the entertainment industry, based in Los Angeles, co-managing investments with CDP Capital Communications.

Jules Haimovitz presently serves as Special Consultant to the Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer. From June 1997 until he joined Metro-Goldwyn-Mayer, Mr. Haimovitz served as President and Chief Operating Officer of King World Productions Inc., which is the leading worldwide distributor of first-run programming, including "Wheel of Fortune," "Jeopardy!," and "The Oprah Winfrey Show." Among the many other prestigious positions held by him, until January 1992, Jules Haimovitz was President and Chief Operating Officer of Spelling Entertainment Inc. and a member of the company's Board of Directors. Prior to joining Spelling, Mr. Haimovitz was the President of the Viacom Networks overseeing the Showtime and MTV networks.

Contact:

dick clark productions, inc.
Bill Simon, CFO 818/841-3003
billsimon@dickclarkproductions.com
  or
Bruce Russell, Investor Relations 310/216-1414 brucerussell@ruscom.com



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Corporate Info:  www.dickclarkproductions.com:

Mosaic Media Group, Inc.
and Jules Haimovitz
c/o Baker Winokur Ryder
Larry Winokur 310/550-7776
Linda Dorf 310/550-7776

CDP Capital Communications
Suzanne Brochu
514/847-2315

CDP Capital Entertainment
and Henry Winterstern
c/o ATG Communications
Ann Garrett, 818/501-8499
ann@cdpcapitalentertainment.com




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